Exhibit 10.14
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In fiscal  2002 and  fiscal  2003,  in order to  modify  the  provisions  of the
Company's Executive Retirement Plan as it relates to unvested participants, the Plan was amended as follows:

o Section 1.5 was amended by inserting the following at the end of the first sentence: ", or, in the case of a Participant who becomes a Vested Participant upon occurrence of a change in control, as referred to in
     Section 1.11, Base Annual Salary means the base annual salary in effect immediately before such change in control".

o    Section   1.11  was   amended   by  adding  the   following   at  the  end:
     "Notwithstanding the foregoing, each of Steven J. Bilodeau, Andrew M. Caggia, and Peter S. Byrnes shall be deemed a Vested Participant upon the occurrence of an event that the Corporation would be required to report on Securities and Exchange Commission Form 8-K as a change in control."

o The provision for vesting under the Plan was amended to include a provision that, in the event of death or disability of the unvested participant, such unvested participant would be vested to the extent of the greater of 50%, or the proportion of the participant's service tenure to ten years.